EXHIBIT 99.3

                         DAVID LERNER ASSOCIATES, INC.
                              477 Jericho Turnpike
                            Syosset, New York 11791
                                  800-367-3000
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                     CORNERSTONE REALTY INCOME TRUST, INC.

                             LETTER OF INSTRUCTION

                              Dated March 12, 2001

       To Exchange the Outstanding Series A Convertible Preferred Shares
                   of Cornerstone Realty Income Trust, Inc.
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THE  EXCHANGE  OFFER  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY,
APRIL 12, 2001, UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To our Clients:


     Enclosed for your consideration is a Prospectus dated March 12, 2001 (the "Prospectus") relating to the offer (the "Exchange Offer") by Cornerstone Realty Income Trust, Inc. ("Cornerstone"). Pursuant to the terms of the Exchange Offer, you can choose to exchange each of your Series A Convertible Preferred Shares (the "convertible preferred shares") for:

  o Option 1: two common shares; or
  o Option 2: one common share and $12.25 in cash.


     This material is being forwarded to you as the beneficial owner of convertible preferred shares held by us for your account but not registered in your name. A tender of such convertible preferred shares may only be made by us as the holder of record and pursuant to your instructions.


     Accordingly, we request instructions as to whether you wish us to tender on your behalf the convertible preferred shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. If you wish to participate in the exchange offer, you must tender all of the convertible preferred shares that you hold beneficially in an account through us and you must choose the same option for all of the convertible preferred shares that you tender. If you have more than one account, however, you may make different elections for each of your accounts.


     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the convertible preferred shares on your behalf in accordance with the provisions of the Exchange Offer.


                        (CONTINUED ON THE REVERSE SIDE)

   Your attention is directed to the following:

   1. The Exchange Offer is for any and all convertible preferred shares.

   2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to, and Amendment of, the Exchange Offer."

   3. The Exchange Offer expires at 5:00 p.m., New York City time, on Thursday, April 12, 2001, unless extended by Cornerstone.


     If you wish to have us tender all of your convertible preferred shares, please so instruct us by completing, executing and returning to us the instructions card enclosed with this letter. A reply envelope also is enclosed. We must receive instructions from you to tender your convertible preferred shares with sufficient time remaining in the Exchange Offer for us to execute your tender prior to the expiration of the Exchange Offer. YOU MAY GIVE US YOUR INSTRUCTIONS BY SENDING US A COPY OF BOTH SIDES OF YOUR INSTRUCTION CARD VIA FACSIMILE (SEE INSTRUCTION CARD).

     You may withdraw tenders of convertible preferred shares at any time prior to the expiration of the Exchange Offer, but the exchange consideration shall not be payable in respect of convertible preferred shares so withdrawn. Any permitted withdrawal of convertible preferred shares may not be rescinded, and any convertible preferred shares properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Withdrawn convertible preferred shares may, however, be re-tendered by submitting another letter of instruction to us prior to the expiration of the Exchange Offer.


     If you wish to withdraw shares that you previously tendered through us pursuant to the Exchange Offer, you should contact us as soon as possible and instruct us to withdraw the convertible preferred shares that you tendered. We must withdraw your convertible preferred shares prior to the expiration date of the Exchange Offer and, therefore, we must receive instructions from you to withdraw such shares with sufficient time remaining in the Exchange Offer for us to execute your withdrawal prior to the expiration of the Exchange Offer.


Yours truly,



DAVID LERNER ASSOCIATES, INC.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Cornerstone Realty Income Trust, Inc. with respect to the convertible preferred shares. This will instruct you to tender the convertible preferred shares indicated below held of record by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.


         Mark this box if the convertible preferred shares are to be tendered pursuant to
[ ]      OPTION 1: TWO COMMON SHARES PER CONVERTIBLE PREFERRED SHARE.

         Mark this box if the convertible preferred shares are to be tendered pursuant to
[ ]      OPTION 2: ONE COMMON SHARE AND $12.25 IN CASH PER CONVERTIBLE PREFERRED SHARE.

                           PLEASE MARK ONLY ONE BOX.


THIS COMPLETED INSTRUCTIONS CARD MUST BE RETURNED TO DAVID LERNER ASSOC. ("DLA") BEFORE THE EXCHANGE OFFER EXPIRES FOR YOU TO TENDER YOUR CONVERTIBLE PREFERRED SHARES. A REPLY ENVELOPE IS ENCLOSED OR FAX BOTH SIDES OF THIS CARD TO DLA AT 516-364-6534, 516-364-4836 OR 516-677-9038. IF YOU HAVE ANY
QUESTIONS, CALL DLA AT 800-367-3000.



                        (CONTINUED ON THE REVERSE SIDE)

                                PLEASE SIGN HERE




 ------------------------------------      --------------------------------------
    (Date)                                 (Name(s): Please Print)
                                           --------------------------------------
                                           (Signature)
                                           --------------------------------------
                                           (Signature if held jointly)


                                         Please  print  exact  name(s)  in which
                                         shares   are   registered,   and   sign
                                         exactly  as  name  appears. When shares
                                         are  held by joint tenants, both should
                                         sign.   When   signing   as   attorney,
                                         executor,   administrator,  trustee  or
                                         guardian,  please  give  full  title as
                                         such.  If a corporation, please sign in
                                         full  corporate  name  by  President or
                                         other   authorized   officer.   If   a
                                         partnership,     please     sign     in
                                         partnership  name by authorized person.



THIS COMPLETED INSTRUCTIONS CARD MUST BE RETURNED TO DAVID LERNER ASSOC. ("DLA") BEFORE THE EXCHANGE OFFER EXPIRES FOR YOU TO TENDER YOUR CONVERTIBLE PREFERRED SHARES. A REPLY ENVELOPE IS ENCLOSED OR FAX BOTH SIDES OF THIS CARD TO DLA AT 516-364-6534, 516-364-4836 OR 516-677-9038. IF YOU HAVE ANY
QUESTIONS, CALL DLA AT 800-367-3000.